UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010 (January 6, 2010)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2010, Robert Power was elected as the Executive Chairman to the Company’s board of directors (the “Board”) to serve until the next annual meeting of shareholders or his successor is duly elected and qualified. Mark Norris, the proceeding Executive Chairman, will remain a director of the Company. At the time of filing this Current Report on Form 8-K, Mr. Power had not been elected nor designated to serve on a committee of the Board and is not a party to any transaction with the Company that exceeds $120,000, and in which he had or will have a direct or indirect material interest.

Item 7.01        Regulation FD Disclosure

On January 11, 2010, the Company issued a press release entitled “Wescorp Energy Appoints Robert Power as Executive Chairman”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated January 12, 2010

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

January 12, 2010	By: /s/Douglas Biles
Douglas Biles
Chief Executive Officer

Exhibit Index

Exhibit No.	Document
99.1	Press Release dated January 12, 2010